CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-93309) pertaining to the Dollar General Corporation CDP/SERP Plan and this Registration Statement on Form S-8 pertaining to the Dollar General Corporation Deferred Compensation Plan for Non-Employee Directors of our report dated March 11, 2004, with respect to the consolidated financial statements of Dollar General Corporation included in its Annual Report (Form 10-K) for the year ended January 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

October 26, 2004